UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2007

Ashworth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14547	84-1052000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2765 Loker Avenue West, Carlsbad, California		92010
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	760-438-6610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

APPOINTMENT OF EDWARD J. FADEL

Effective May 23, 2007, Edward J. Fadel, 51, was appointed as President of Ashworth, Inc. (the "Company"). The Company’s related press release announcing Mr. Fadel’s appointment is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Mr. Fadel, 51, most recently served as Vice President of Merchandising at Greg Norman / Reebok. Previously, from 2005 to 2006, he served as Chief Strategist of Apparel at Ahead, Inc. where he formulated apparel and headwear strategies for both the Ahead men’s line and Kate Lord women’s line. Prior to that, Mr. Fadel served as Senior Vice President of Merchandising and Design at the Company from 2002 to 2004. Mr. Fadel joined the Company in 2001 and served as Vice President - Callaway Golf Apparel Merchandising & Design until his promotion in 2002. Mr. Fadel worked as a consultant with various apparel manufacturers from 2000 until 2001. Prior to that, Mr. Fadel founded and served as President of Elandale Golfwear, a women's sportswear producer, from 1995 to 2000 and as President of Cutter & Buck Big & Tall (a division of The Jeremy Dold Co.) from 1992 to 1995.

In connection with his appointment, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Fadel that provides for compensation which includes: an annual base salary of $240,000; eligibility for up to a target bonus of 40% of base salary, with the actual payment subject to the board’s discretion and in accordance with any applicable bonus plan; the grant of options to purchase 40,000 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on May 23, 2007 and with half of the options vesting on each of the first two anniversaries of Mr. Fadel’s employment with the Company (and which immediately vest upon Mr. Fadel’s termination without cause); and, a monthly auto allowance of $1,000, a monthly housing allowance of $2,500 for twelve months and coverage under the Company’s benefits programs. If Mr. Fadel is terminated without cause as defined in the Employment Agreement and he delivers a fully executed release and waiver of all claims against the Company, the severance provisions of the Employment Agreement grant him a lump sum payment of 25% to 50% of his then current annual salary, depending on the timing and circumstances of his termination.

The foregoing description of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

RESIGNATION OF GARY I. "SIMS" SCHNEIDERMAN AND PETER E. HOLMBERG

Effective May 21, 2007, Gary I. "Sims" Schneiderman resigned from his position as President of the Company. Also effective May 21, 2007, Peter E. Holmberg resigned from his position as Executive Vice President of Green Grass Sales and Merchandising. Messrs. Sims and Holmberg left the Company to pursue other interests.

On May 25, 2007, the Company entered into a severance and release agreement with Mr. Sims (the "Sims Severance Agreement") which provides for a modification of prior employment agreements and arrangements with Mr. Sims. Under the Sims Severance Agreement, Mr. Sims is entitled to the continuation of bi-weekly payments of his base salary, automobile allowance and club dues for nine (9) months, the continuation of his employee insurance benefits for twelve (12) months and a waiver of the requirement for Mr. Sims to reimburse the Company for the cost of the club membership of $45,000 and has agreed to provide a customary release of all claims against the Company. Mr. Sims is also entitled to acceleration of 20,000 outstanding stock options that were not yet vested, which are deemed vested as of May 21, 2007.

The foregoing description of the Sims Severance Agreement is qualified in its entirety by the terms of the Sims Severance Agreement, which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Also on May 25, 2007, the Company entered into a severance and release agreement with Mr. Holmberg (the "Holmberg Severance Agreement") which provides for a modification of prior employment agreements and arrangements with Mr. Holmberg. Under the Holmberg Severance Agreement, Mr. Holmberg is entitled to a lump sum severance payment of $112,500 and an automobile allowance of $6,000 and has agreed to provide a customary release of all claims against the Company.

The foregoing description of the Holmberg Severance Agreement is qualified in its entirety by the terms of the Holmberg Severance Agreement, which is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Ex. 10.1 Employment Letter between Edward J. Fadel and the Company, dated May 23, 2007.

Ex. 10.2 Severance and Release Agreement between Gary I. ("Sims") Schneiderman and the Company, dated May 25, 2007.

Ex. 10.3 Severance and Release Agreement between Peter E. Holmberg and the Company, dated May 25, 2007.

Ex. 99.1 Press release issued by the Company on May 23, 2007 announcing the appointment of Edward J. Fadel as President.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ashworth, Inc.

May 25, 2007	By:	Eric R. Hohl

Name: Eric R. Hohl
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Letter between Edward J. Fadel and the Company, dated May 23, 2007.
10.1	Severance and Release Agreement between Gary I. (“Sims”) Schneiderman and the Company, dated May 25, 2007.
10.3	Severance and Release Agreement between Peter E. Holmberg and the Company, dated May 25, 2007.
99.1	Press release issued by the Company on May 23, 2007 announcing the appointment of Edward J. Fadel as President.